Exhibit(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated February 18, 2014, with respect to the financial statements of ClearBridge Equity Income Fund, a series of Legg Mason Partners Equity Trust, as of December 31, 2013 incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 17, 2014

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report dated February 24, 2014, with respect to the financial statements of Permal Alternative Core Fund, a series of Legg Mason Partners Equity Trust, as of December 31, 2013 incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 17, 2014